UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): 09/26/2007

Genaera Corporation

(Exact name of registrant as specified in its charter) Commission File Number: 0-19651

DE	13-3445668
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5110 Campus Drive, Plymouth Meeting, PA 19462

(Address of principal executive offices, including zip code)

610.941.4020

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(c) On September 28, 2007, the Company announced that Michael J. Gast, M.D., Ph.D, the Company’s Executive Vice President of Clinical Research and Development, was elected Executive Vice President and Chief Medical Officer. Effective October 1, 2007, Dr. Gast’s annual salary will be $332,000. With the exception of the change in the title of Dr. Gast’s position within the Company and his annual salary, Dr. Gast’s employment agreement and agreement with the Company in the event of a change in control, which were previously filed as Exhibits 10.1 and 10.2 to the Company’s Form 8-K filed on March 22, 2006, respectively, remain unchanged and in effect.

On September 28, 2007, the Company announced that Henry R. Wolfe, Ph.D, the Company’s Executive Vice President of Business Development and Research and Development, was elected Executive Vice President and Chief Scientific Officer, effective October 1, 2007.

Dr. Wolfe, 49, has served as the Company’s Senior Vice President of Business Development and Research and Development since November 2006. Prior to that, he served as Vice President of Business Development from January 2006 to November 2006 and Executive Director of Business Development from March 2005 to January 2006. Prior to joining the Company, Dr. Wolfe was Vice President of Research and Development at Targeted Diagnostics and Therapeutics, Inc. from January 2000 to March 2005. Dr. Wolfe received his PhD in Molecular Pharmacology and Structural Biology from Thomas Jefferson University in June 2006 and is the author on more than 40 patent and peer-reviewed publications.

Effective October 1, 2007, Dr. Wolfe’s annual salary will be $250,000 and he will be entitled to receive his monthly base salary for twelve months if his employment is terminated without cause.

As set forth in Item 5.02(e) herein, effective October 1, 2007, annual salary of Leanne M. Kelly, the Company’s Senior Vice President and Chief Financial Officer, will be $220,000 and she will be entitled to receive her monthly base salary for nine months if her employment is terminated without cause. With the exception of the change in her annual salary, Ms. Kelly’s agreement with the Company in the event of a change in control, which was previously filed as Exhibit 10.1 to the Company’s Form 8-K filed on June 7, 2007, remains unchanged and in effect.

(d) On September 28, 2007, Genaera Corporation (the “Company”) announced that Mitchell D. Kaye, CEO of Xmark Asset Management LLC, was elected to the Company’s Board of Directors to serve for a term expiring at the 2008 Annual Meeting of the Company’s stockholders. A copy of the press release issued by the Company on September 28, 2007 announcing the appointment is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

(e) On September 26, 2007, the Compensation Committee of the Board increased the annual salary of the Company’s Senior Vice President and Chief Financial Officer, effective October 1, 2007, from $200,000 to $220,000.

Item 8.01. Other Events

On September 28, 2007, the Company issued a press release announcing the election of a new member of the Company’s Board of Directors and certain executive appointments. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit

Number	Description
99.1	Press Release of the Company dated September 28, 2007- “Genaera Elects New Board Member and Announces Executive Appointments.”

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genaera Corporation

Date: October 1, 2007	By:	/s/ Leanne M. Kelly
Leanne M. Kelly
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release of the Company dated September 28, 2007- “Genaera Elects New Board Member and Announces Executive Appointments.”